Exhibit 32

CERTIFICATION PURSUANT TO 18. U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of the Registrant hereby certify that this Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Michael J. Dee
	Name:	Michael J. Dee
	Title:	President and Chief Executive Officer

/s/ William C. Wiedel, Jr.
	Name:	William C. Wiedel, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Date: November 15, 2010